Exhibit 10(e)

DEFERRED STOCK UNIT AGREEMENT

DENBURY RESOURCES INC.

DIRECTOR DEFERRED COMPENSATION PLAN
(WITH RESPECT TO DEFERRED DIRECTOR FEES)

DEFERRED STOCK UNIT AGREEMENT (“Agreement”) made effective ____________ (“Date of Grant”) between Denbury Resources Inc. (“Company”) and ______________ (“Holder”), a non-employee member of the Board of Directors (“Board”) of the Company.

WHEREAS, the Holder completed a Director Fees Allocation and Deferral Election Form with respect to the directly preceding calendar year (“Election”), pursuant to Section 8(b) of the Denbury Resources Inc. Director Deferred Compensation Plan, as amended and restated on December 13, 2012, and as may be further amended (“Plan”), and timely filed such Election with the Company as required under the Plan with respect to the directly preceding calendar year for services rendered as a Board member during the current calendar year;

WHEREAS, consistent with any Election made by the Holder, the Company desires to grant the Holder a certain number of Deferred Stock Units for services rendered by the Holder to the Company as a member of the Board in accordance with the terms of the Plan (“Deferred Stock Units”), as set forth in Section 1 below equal in value to an equivalent number of whole shares of “Common Stock” (as defined below), which Deferred Stock Units shall be paid as specified in this Agreement and the Plan;

WHEREAS, for purposes of this Agreement, “Common Stock” means shares of the common stock of the Company that are registered by the Company under the Plan;

WHEREAS, the Company and Holder understand and agree that the provisions of the 2004 Omnibus Stock and Incentive Plan for Denbury Resources Inc. (Amended and Restated as of May 22, 2013), and as may be further amended, shall not apply to this Agreement, except as explicitly provided in the Plan;

WHEREAS, in accordance with the provisions of Section 8(a)(1) of the Plan, the Deferred Stock Units subject to this Agreement will be issued by the Company in the Holder's name and credited to the Holder's Deferred Stock Unit Account under the Plan until such time as a Distribution Event occurs, after which time the Deferred Stock Units shall be payable in Common Stock in accordance with the terms of this Agreement and the Plan;

WHEREAS, the Company and Holder understand and agree that this Agreement is in all respects subject to the terms, definitions and provisions of the Plan and the applicable Election, all of which are incorporated herein by reference, except to the extent otherwise expressly provided in this Agreement; and

WHEREAS, terms capitalized but not defined above (or otherwise) in this Agreement will have the meaning given to such terms under the Plan.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the Company and Holder agree as follows:

1.Deferred Stock Units. The Company shall grant to the Holder an aggregate number of Deferred Stock Units, as set forth immediately below, on the terms and conditions set forth in the Plan and as supplemented by the terms of this Agreement, including, without limitation, the vesting provisions set forth in Section 2. below and the distribution provisions set forth in Section 5. below, subject only to Holder's execution of this Agreement. On each Issue Date,

Director Fees, on the percentage basis set forth in the Election, owed to the Holder for the portion of the Plan Year for which the Director Fees are to be paid shall be converted to Deferred Stock Units substantially equal in value to an equivalent number of whole shares of Common Stock on the Issue Date which would have been applicable to the Director Fees absent the Election. Such Deferred Stock Units shall be credited to the Holder's Deferred Stock Unit Account. As soon as practicable thereafter, a report shall be provided to the Holder setting forth the number of Deferred Stock Units granted to the Holder. The Deferred Stock Units shall be adjusted from time to time as provided in the Plan and this Agreement.

2.Vesting of Deferred Stock Units. The Deferred Stock Units shall fully vest and become non-forfeitable immediately upon being credited to Holder's Deferred Stock Unit Account under the Plan.

3.Withholding and Taxes. There will be no tax withholding with respect to this Agreement. The Agreement is not subject to Section 83 of the Code, relating to certain transfers of property, and Holder agrees and warrants that Holder will not make an election under Section 83(b) with respect to the Agreement.

4.Section 409A of the Code. The Company and Holder intend that this Agreement will be administered in accordance with Section 409A of the Code by the Committee. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read by the Committee in such a manner so that all payments hereunder comply with (or are exempt from, as appropriate) Section 409A of the Code. The Holder agrees that this Agreement may be amended unilaterally by the Company, as may be reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code (and all related rules and regulations) in order to preserve the tax treatment to the extent possible of any payments and benefits provided by this Agreement. Notwithstanding the foregoing, the Company makes no representation or warranty, and the Holder acknowledges and agrees that the Company, the Board, the Committee and all other persons who have involvement with the operation and administration of this Plan and this Agreement shall have no liability to the Holder or any other person for violations of Section 409A of the Code if any provisions relating to the Plan, the Election or this Agreement are determined to constitute deferred compensation subject to penalties and other related taxes under Section 409A of the Code.

5.Payment of Deferred Stock Units. No Common Stock shall be issued at the time this Agreement is granted, and the Company will not be required to set aside any funds or any property of the Company (or otherwise) for the payment under this Agreement. The Holder has no voting rights with respect to any Deferred Stock Units granted under this Agreement or any other rights of a shareholder of Common Stock of the Company until after a Distribution Event. Pursuant to the Election, the Committee shall deliver Common Stock relating to any and all Deferred Stock Units granted under this Agreement to the Holder as soon as reasonably possible upon the occurrence of a Distribution Event (“Payment Period”), and in no event later than the number of days specified in the Plan with respect to such Distribution Event; provided, however, that if any Payment Period overlaps any two (2) calendar years, the Holder shall be paid as provided in the Plan during the second (2nd) calendar year after the occurrence of a Distribution Event. After the transfer of any Common Stock on the books and records of the Company upon the occurrence of a Distribution Event, the Holder agrees to hold and retain the required amount of Common Stock as specified in the Company's stock ownership guidelines, as potentially modified from time to time. In the event a beneficiary is entitled to any benefits of the Holder, payment of any Common Stock shall be effectuated as provided in the Election as soon as possible after the death of the Holder.

6.Dividends. In addition to any Deferred Stock Units granted under Section 1. above, the Company hereby grants to the Holder an additional number of Deferred Stock Units equal to the value of dividends granted by the Company on an equivalent number of shares of Common Stock, as if each whole number of Deferred Stock Units were Common Stock (“Dividend Equivalents”); provided, however, that Dividend Equivalents shall be granted by the Company under this Agreement only to the extent that actual dividends are declared and paid and/or distributed by the Company in respect to Common Stock. The Dividend Equivalents shall be credited to the Deferred Stock Unit

Account of the Holder at the same time as any such actual dividends are declared and paid and/or distributed in respect to the Common Stock in accordance with the terms of the Plan. Dividend Equivalents will also be fully vested when awarded as additional Deferred Stock Units under this Section 6. Any such Deferred Stock Units attributable to Dividend Equivalents will be payable at the same time and manner as any other Deferred Stock Units are paid to the Holder under this Agreement.

7.No Transfers Permitted. The rights under this Agreement are not transferable by the Holder otherwise than by will or the laws of descent and distribution, and so long as Holder lives, only Holder or his or her guardian or legal representative shall have the right to receive and retain Deferred Stock Units.

8.No Right To Continued Board Service. Neither the Plan nor this Agreement shall confer upon the Holder any right to continue to serve as a director of the Board, nor shall they interfere in any way with Holder's right to resign or otherwise terminate participation on the Board.

9.Governing Law. Without limitation, this Agreement shall be construed and enforced in accordance with and governed by the laws of Delaware.

10.Binding Effect. This Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

11.Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, the remainder of this Agreement will not be affected by such declaration or finding and each such provision not so affected will be enforced to the fullest extent permitted by law.

12.Committee Authority. The Agreement shall be administered by the Committee, which shall adopt rules and regulations for carrying out the purposes of the Agreement and, without limitation, may delegate all of what, in its sole discretion, it determines to be ministerial duties to the Administrator; provided, further, that the determinations under, and the interpretations of, any provision of the Agreement by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive.

IN WITNESS WHEREOF, the Company has caused these presents to be executed on its behalf and its corporate seal to be affixed hereto by its duly authorized representative and the Holder has hereunto set his or her hand and seal, all on the day and year first above written.

DENBURY RESOURCES INC.

Per:
Phil Rykhoek, Chief Executive Officer

Per:
Mark Allen, SVP & Chief Financial Officer

Acknowledgment

The undersigned hereby acknowledges (i) my receipt of this Agreement, (ii) my opportunity to review the Plan, (iii) my opportunity to discuss this Agreement with a representative of the Company, and my personal advisors, to the extent I deem necessary or appropriate, (iv) my understanding of the terms and provisions of the Agreement and the Plan, and (v) my understanding that, by my signature below, I am agreeing to be bound by all of the terms and provisions of this Agreement and the Plan.
Without limitation, I agree to accept as binding, conclusive and final all decisions or interpretations (including, without limitation, all interpretations of the meaning of provisions of the Plan, or this Agreement, or both) of the Committee upon any questions arising under the Plan, or this Agreement, or both.
Dated as of this ________ day of ______________, _____.

______________________________
Holder Signature

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